Exhibit 10.13

ASSIGNMENT

FOR AND IN CONSIDERATION for the payment by TURBECO, INC. (the “Buyer”) of a purchase price of $12,500,000.00, B. L. PEREZ (the “Seller”) hereby assigns, transfers, and conveys to the Buyer, all of his right, title, and interest with respect to his membership interest in CAVO DRILLING MOTORS LTD., CO., a Texas limited liability company (the “Company”).

The Seller hereby agrees to deliver to Buyer from time to time after closing any documents or instruments necessary to vest in Buyer the ownership of the membership interest in the Company assigned hereby, and/or to vest in the Company ownership to its assets.

This Agreement constitutes the sole agreement of the parties with respect to the subject matter and supersedes any prior understandings or written or oral agreements between the parties respecting that subject matter.

IN WITNESS WHEREOF, the undersigned have executed this assignment on November 15, 2007, to be effective as of November 1, 2007.

SELLER:

/s/ B. L. Perez
B. L. Perez

Accepted:

TURBECO, INC.

By:	/s/ Lisa Meier
Lisa Meier, Chief Financial Officer